Exhibit 99.1

Box Announces Strong First Quarter Fiscal 2016 Results

LOS ALTOS, Calif. – June 10, 2015 – Box, Inc. [NYSE: BOX], the leading enterprise software platform for secure content collaboration, today announced financial results for the first quarter of fiscal 2016, which ended April 30, 2015.

“Faced with rapid technological change, enterprises today are going digital by adopting cloud platforms like Box to reimagine how they engage with customers and transform how their employees work,” said Aaron Levie, co-founder and CEO of Box. “As evident from our healthy customer adoption and strong billings growth of 58 percent year over year, Box has a significant opportunity to help organizations in every industry navigate this shift.”

“We are proud to have achieved revenue growth of 45 percent year over year, driven by our continued success moving up market and closing more enterprise deals,” said Dylan Smith, co-founder and CFO of Box. “While we continue to focus on investing in technology innovation and growth, we also remain committed to achieving positive free cash flow. Our Q1 results show the progress we have made toward this milestone as we demonstrated significant improvement in our operating cash flow.”

Fiscal First Quarter Financial Highlights

•	Revenue for the first quarter of fiscal 2016 was $65.6 million, an increase of 45% from the first quarter of fiscal 2015.

•	Billings in the first quarter of fiscal 2016 were $69.8 million, an increase of 58% from the first quarter of fiscal 2015.

•	Non-GAAP operating loss in the first quarter of fiscal 2016 was $32.6 million, or 50% of revenue. This compares to non-GAAP operating loss of $31.3 million, or 69% of revenue, in the first quarter of fiscal 2015. GAAP operating loss in the first quarter of fiscal 2016 was $46.6 million, or 71% of revenue. This compares to GAAP operating loss of $37.8 million, or 83% of revenue, in the first quarter of fiscal 2015.

•	Non-GAAP net loss per share attributable to common stockholders, basic and diluted, in the first quarter of fiscal 2016 was $0.28 on 119.4 million shares outstanding, compared to a net loss per share of $2.32 in the first quarter of fiscal 2015 on 13.7 million shares outstanding. GAAP net loss per share attributable to common stockholders, basic and diluted, in the first quarter of fiscal 2016 was $0.40, compared to a net loss per share of $2.81 in the first quarter of fiscal 2015.

•	Net cash used in operating activities in the first quarter of fiscal 2016 totaled $7.2 million, excluding $25.0 million in restricted cash used to secure a line of credit for the newly leased Redwood City headquarters. This compares to $23.5 million in the first quarter of fiscal 2015.

•	Cash, cash equivalents and marketable securities were $284.0 million as of April 30, 2015. In addition, we have restricted cash of $28.4 million primarily related to our leased facilities.

Business Highlights (for the quarter ended April 30, 2015 unless otherwise noted)

•	Healthy Customer Growth:

•	Added 2,000+ customers and now have more than 47,000 customers globally.

•	Grew paying customers to include more than 51% of the Fortune 500 and more than 27% of the Global 2000.

•	Surpassed 37 million registered users. The number of paying users grew 70% compared to the first quarter of fiscal 2015 and now makes up more than 10% of total users.

•	Execution in Box for Industries:

•	Announced Box for Financial Services.

•	Hired Sonny Hashmi, previously the CIO of the General Services Administration, to lead Box’s efforts with the Federal Government.

•	Announced a new deployment with the U.S. Department of Justice in May 2015.

•	Selected by the Government Digital Service in the UK, the digital arm of the British government, in June 2015 to power its content sharing and collaboration across government departments.

•	Enterprise Innovation and Investment:

•	Launched Box Enterprise Key Management, a patent-pending solution that enables organizations to collaborate in the cloud, while maintaining full control over the encryption keys.

•	Completed acquisition of Subspace to help extend content securely to all devices.

•	Announced the acquisition of Verold, a cloud-based 3D rendering technology that extends Box’s capabilities to interactive 3D content and new use cases in industries like manufacturing, retail, consumer products, and more.

•	Box Platform Developments:

•	Held Box Dev, the company’s second annual developer conference, attracting third-party developers from around the world.

•	Introduced Box Developer Edition, which for the first time enables Box customers and developers to tap the full power of the Box platform and create apps for millions of new users.

•	Introduced the Box Platform Partner Program and announced up to $40 million to be invested by Bessemer Venture Partners and Emergence Capital Partners in startups building on the Box platform.

•	Expanding Partner Ecosystem:

•	Introduced deeper Microsoft integrations with Box for Office 365 and Box for Windows 10.

•	Delivered new integration with Google Android for Work and released a new integration with Slack.

•	Technology Leadership:

•	Announced T3, a new framework to speed the development of large-scale JavaScript applications; built by the Box Engineering team and open sourced for the benefit of the broader tech community.

Outlook

•	Q2 FY16 Guidance: Revenue is expected to be in the range of $69 to $70 million, and non-GAAP operating margin is expected to be in the range of (49%) to (51%). Weighted average diluted shares outstanding is expected to be approximately 120 million.

•	Full Year FY16 Guidance: Revenue is expected to be in the range of $286 to $290 million, and compared to previous guidance of $281 to $285 million. Non-GAAP operating margin is expected to be in the range of (49%) to (51%), compared to previous guidance of (50%) to (52%). Weighted average diluted shares outstanding is expected to be approximately 122 million.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization and, as applicable, other special items. While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis, Box has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its first quarter of fiscal 2016 non-GAAP results included in this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss the company’s financial results and business highlights. A live audio webcast of Box’s first quarter of fiscal 2016 earnings call will be available through Box’s Investor Relations website at www.box.com/investors and will be archived for a period of 90 days.

The access details for the live conference call are:

+ 1-877-876-9177 (U.S. and Canada), conference ID: BOXQ116

+ 1-785-424-1666 (international), conference ID: BOXQ116

A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-723-5792 (U.S. and Canada)

+ 1-402-220-2664 (international)

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@BoxHQ, @levie and @BoxIncIR), as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

This press release, the financial tables, as well as other supplemental information including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, are also available on Box’s Investor Relations website. Box also announces investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Security and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Box’s business execution, Box’s commitment to achieving positive free cash flow, revenue and non-GAAP operating margin expectations for the company’s second fiscal quarter and fiscal year 2016 in the paragraphs under the section titled “Outlook” above. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions; (2) delays or reductions in information technology spending; (3) factors related to Box’s intensely competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud-based Enterprise Content Collaboration market; (5) risks associated with Box’s ability to manage its rapid growth effectively; (6) Box’s limited operating history, which makes it difficult to predict future results; (7) the risk that Box’s customers do not renew their subscriptions or expand their use of Box’s services; (8) Box’s ability to provide successful enhancements, new features and modifications to its services; and (9) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K filed for the fiscal year ended January 31, 2015. These documents are available on the SEC Filings section of Box’s investor relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

In addition, the preliminary financial results set forth in this release are based on information currently available to Box. While Box believes these preliminary results are accurate and does not anticipate they will change, they could differ from the actual financial results that Box ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2015. Box assumes no obligation and does not intend to update these preliminary results in the unlikely event they are adjusted prior to filing its Form 10-Q for the fiscal quarter ended April 30, 2015.

About Non-GAAP Financial Measures

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures, including non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss attributable to common stockholders, non-GAAP net loss per share attributable to common stockholders and billings (collectively, the “non-GAAP financial measures”). The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliation of GAAP to non- GAAP data” are included at the end of this release.

Box uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors’ operating results. Box believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

Non-GAAP operating loss and operating margin. Box defines non-GAAP operating loss as operating loss excluding expenses related to stock-based compensation (SBC), intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating loss divided by revenue. Although stock-based compensation is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of Box’s ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Box’s control. For restricted share unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period. Box further excludes legal settlement costs because they are considered by management to be special items outside Box’s core operating results.

Non-GAAP net loss, net loss attributable to common stock holders, and net loss per share attributable to common stockholders. Box defines non-GAAP net loss as net loss excluding expenses related to SBC, intangible assets amortization, remeasurement of redeemable convertible preferred stock warrant liability, and as applicable, other special items. Box defines non-GAAP net loss attributable to common stockholders as net loss attributable to common stockholders excluding expenses related to SBC, intangible assets amortization, remeasurement of redeemable convertible preferred stock warrant liability, accretion of redeemable convertible preferred stock, deemed dividend on the conversion of Series F redeemable convertible preferred stock, and as applicable, other special items. Box defines non-GAAP net loss per share attributable to common stockholders as non-GAAP net loss attributable to common stockholders divided by the weighted average outstanding shares. Box excludes remeasurement of redeemable convertible preferred stock warrant liability, accretion of redeemable convertible preferred stock, deemed dividend on the conversion of Series F redeemable convertible preferred stock, and as applicable, other special items because they are considered by management to be outside Box’s core operating results.

The accompanying tables have more details on the non-GAAP financial measures that are most directly comparable to GAAP financial measures and the related reconciliations between these financial measures.

About Box

Founded in 2005, Box (NYSE:BOX) is transforming the way people and organizations work so they can achieve their greatest ambitions. As the world’s leading enterprise software platform for content collaboration, Box helps businesses of all sizes in every industry securely access and manage their critical information in the cloud. Box is headquartered in Los Altos, CA, with offices across the United States, Europe and Asia. To learn more about Box, visit www.box.com.

Contacts

Media:

Denis Roy, Box

+1 650-543-6926

press@box.com

Investors:

Jennifer Ceran and Alice Kousoum, Box

+1 650-209-3467

ir@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 30, 2015	January 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$179,987	$330,436
Marketable securities	103,989	—
Accounts receivable, net	38,551	54,174
Prepaid expenses and other current assets	39,256	12,132
Deferred commissions	9,097	9,487

Total current assets	370,880	406,229
Property and equipment, net	59,259	58,446
Intangible assets, net	5,546	6,343
Goodwill	11,657	11,242
Restricted cash	28,367	3,367
Other long-term assets	6,202	7,039

TOTAL ASSETS	$481,911	$492,666

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,089	$17,486
Accrued compensation and benefits	18,494	20,486
Accrued expenses and other current liabilities	16,027	16,862
Capital lease obligations, current	1,172	625
Deferred revenue	111,545	107,893
Deferred rent	3,623	2,701

Total current liabilities	165,950	166,053
Debt, non-current	40,000	40,000
Capital lease obligations, non-current	2,139	1,238
Deferred revenue, non-current	12,656	12,164
Deferred rent, non-current	28,211	3,890
Other long-term liabilities	1,966	1,192

Total liabilities	250,922	224,537

Stockholders’ equity:
Common stock	12	12
Additional paid-in capital	808,891	798,743
Treasury stock	(1,177)	(1,177)
Accumulated other comprehensive loss	(61)	(56)
Accumulated deficit	(576,676)	(529,393)

Total stockholders’ equity	230,989	268,129

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$481,911	$492,666

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended April 30,
	2015	2014
Revenue	$65,621	$45,330
Cost of revenue [1,2]	17,153	9,228

Gross profit	48,468	36,102
Operating expenses:
Research and development [2]	23,134	14,898
Sales and marketing [2]	56,495	47,440
General and administrative [1,2]	15,472	11,546

Total operating expenses	95,101	73,884

Loss from operations	(46,633)	(37,782)
Remeasurement of redeemable convertible preferred stock warrant liability	—	(267)
Interest expense, net	(514)	(405)
Other income (expense), net	(77)	7

Loss before provision for income taxes	(47,224)	(38,447)
Provision for income taxes	59	64

Net loss	(47,283)	(38,511)
Accretion of redeemable convertible preferred stock	—	(43)

Net loss attributable to common stockholders	$(47,283)	$(38,554)

Net loss per share attributable to common stockholders, basic and diluted	$(0.40)	$(2.81)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	119,379	13,734

[1]	Includes intangible assets amortization as follows:

	Three Months Ended April 30,
	2015	2014
Cost of revenue	$1,107	$653
General and administrative	39	42

Total intangible assets amortization	$1,146	$695

[2]	Includes stock-based compensation expense as follows:

	Three Months Ended April 30,
	2015	2014
Cost of revenue	$851	$226
Research and development	5,263	2,008
Sales and marketing	4,283	2,065
General and administrative	2,318	1,453

Total stock-based compensation	$12,715	$5,752

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended April 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(47,283)	$(38,511)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,166	5,896
Stock-based compensation expense	12,715	5,752
Amortization of deferred commissions	3,606	2,858
Remeasurement of redeemable convertible preferred stock warrant liability	—	267
Other	(2)	157
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	15,623	10,586
Deferred commissions	(2,813)	(2,789)
Prepaid expenses, restricted cash and other assets	(28,455)	(2,283)
Accounts payable	266	1,314
Accrued expenses and other liabilities	(997)	(6,288)
Deferred rent	1,848	695
Deferred revenue	4,144	(1,122)

Net cash used in operating activities	(32,182)	(23,468)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(106,319)	—
Sales of marketable securities	3,140	—
Purchases of property and equipment	(9,901)	(5,961)
Acquisitions and purchases of intangible assets, net of cash acquired	(200)	—

Net cash used in investing activities	$(113,280)	$(5,961)

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(In thousands)

(unaudited)

	Three Months Ended April 30,
	2015	2014
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of initial public offering costs	$(1,333)	$(1,735)
Proceeds from exercise of stock options, net of repurchases of early exercised stock options	796	1,577
Employee payroll taxes paid related to net share settlement of restricted stock units	(4,215)	—
Payments of capital lease obligations	(228)	—

Net cash used in financing activities	(4,980)	(158)
Effect of exchange rate changes on cash and cash equivalents	(7)	2

NET DECREASE IN CASH AND CASH EQUIVALENTS	(150,449)	(29,585)
Cash and cash equivalents, beginning of period	330,436	108,851

Cash and cash equivalents, end of period	$179,987	$79,266

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In thousands, except per share data and percentages)

(unaudited)

	Three Months Ended April 30,
	2015	2014
GAAP operating loss	$(46,633)	$(37,782)
Stock-based compensation	12,715	5,752
Intangible assets amortization	1,146	695
Amortization of capitalized legal settlement costs	186	—

Non-GAAP operating loss	$(32,586)	$(31,335)

GAAP operating margin	(71)%	(83)%
Stock-based compensation	19	12
Intangible assets amortization	2	2
Amortization of capitalized legal settlement costs	—	—

Non-GAAP operating margin	(50)%	(69)%

GAAP net loss	$(47,283)	$(38,511)
Stock-based compensation	12,715	5,752
Intangible assets amortization	1,146	695
Amortization of capitalized legal settlement costs	186	—
Remeasurement of redeemable convertible preferred stock warrant liability	—	267

Non-GAAP net loss	$(33,236)	$(31,797)

GAAP net loss attributable to common stockholders	$(47,283)	$(38,554)
Stock-based compensation	12,715	5,752
Intangible assets amortization	1,146	695
Amortization of capitalized legal settlement costs	186	—
Remeasurement of redeemable convertible preferred stock warrant liability	—	267
Accretion of redeemable convertible preferred stock	—	43

Non-GAAP net loss attributable to common stockholders	$(33,236)	$(31,797)

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (CONTINUED)

(In thousands, except per share data and percentages)

(unaudited)

	Three Months Ended April 30,
	2015	2014
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.40)	$(2.81)
Stock-based compensation	0.11	0.42
Intangible assets amortization	0.01	0.05
Amortization of capitalized legal settlement costs	—	—
Remeasurement of redeemable convertible preferred stock warrant liability	—	0.02
Accretion of redeemable convertible preferred stock	—	—

Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.28)	$(2.32)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	119,379	13,734

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In thousands)

(unaudited)

	Three Months Ended April 30,
	2015	2014
GAAP revenue	$65,621	$45,330
Deferred revenue, end of period	124,201	88,950
Less: deferred revenue, beginning of period	(120,057)	(90,072)

Billings	$69,765	$44,208